UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2014
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
______________________

Canada	0-27544	98-0154400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 16, 2014, Ocelot Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Open Text Corporation (“OpenText”), as borrower, OpenText, as guarantor, and certain of its subsidiaries, including certain subsidiaries of GXS (as defined in Item 2.01) that became subsidiaries of OpenText upon completion of the Merger (as defined in Item 2.01), as guarantors (collectively, the “Subsidiary Guarantors”), entered into a new Credit Agreement which provides for a U.S. $800 million term loan facility with certain lenders named therein (the “Lenders”), Barclays Bank PLC (“Barclays”), as sole administrative agent and collateral agent, and with Barclays and RBC Capital Markets as lead arrangers and joint bookrunners (the “Term Loan Facility”). On January 16, 2014, Merger Sub borrowed U.S.$800 million under the Term Loan Facility (the “Term Loan”). At the effective time of the Merger, Merger Sub, the borrower under the Term Loan Facility, merged with and into GXS, with GXS surviving the Merger as the borrower under the Term Loan Facility (Merger Sub, prior to the effective time of the Merger, and GXS, after the effective time of the Merger, hereinafter referred to as the “Borrower”). The Term Loan has a seven (7) year term and is secured by a first lien on substantially all of the combined company assets on a pari passu basis with OpenText’s existing credit facility . Repayments made under the Term Loan are equal to 0.25% of the original principal amount in equal quarterly installments for the life of the Term Loan, with the remainder due at maturity. The Term Loan will mature on January 16, 2021.
Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either (1) the eurodollar rate for the interest period relevant to such borrowing or (2) an ABR rate determined by reference to the greatest of (i) the prime rate of Barclays, (ii) the federal funds rate plus 0.50% per annum and (iii) the one month eurodollar rate plus 1.00% per annum. The applicable margin for borrowings under the Term Loan Facility will be 2.5% with respect to LIBOR borrowings and 1.5% with respect to ABR rate borrowings.
The Term Loan Facility has incremental facility capacity of (i) U.S. $250 million plus (ii) additional amounts, subject to meeting a consolidated senior secured net leverage ratio (as defined therein) not exceeding 2.75:1.00, in each case subject to certain conditions. The Term Loan Facility includes a number of restrictive covenants that, among other things and in each case subject to certain exceptions and baskets, impose operating and financial restrictions on OpenText, the Borrower and the Subsidiary Guarantors, including the ability to make investments, loans and acquisitions, incur additional debt, incur liens and encumbrances, consolidate, amalgamate or merge with any other person, dispose of assets, make certain restricted payments, including paying dividends on its equity securities or payments to redeem, repurchase or retire its equity securities or its other indebtedness, engage in transactions with its affiliates, materially alter the business it conducts, and enter into certain restrictive agreements. In addition, OpenText is required to comply with a maximum consolidated net leverage ratio (as defined therein) of 4.00:1.00. The Term Loan Facility also contains customary representations and warranties, affirmative covenants and events of default.
The Term Loan Facility requires the Borrower to mandatorily prepay the Term Loan, subject to suspension upon meeting a specified consolidated net leverage ratio and certain other exceptions, with net cash proceeds of certain asset dispositions, following certain casualty events, following certain borrowings or debt issuances or upon a change of control. Applications of the proceeds to make mandatory prepayments under OpenText’s existing credit facility dated as of November 9, 2011 and as amended on December 16, 2013 (other than with respect to a change of control) will satisfy such prepayment obligations.
The Borrower is permitted to voluntarily prepay the Term Loan at any time without penalty, other than customary breakage costs with respect to LIBOR loans. However, if the Borrower prepays the Term Loan in connection with certain repricing transactions within six (6) months of the closing date, the Borrower will be required to pay a premium of 1% of the principal amount so prepaid.
The foregoing description of the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Term Loan Facility, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
The lead arrangers and joint bookrunners, the administrative agent and collateral agent, certain lenders under the Term Loan Facility and their respective affiliates are full service financial institutions and have in the past provided, and may in the future provide, certain other commercial banking, financial advisory and investment banking and other services for OpenText and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 2.01	Completion of Acquisition or Disposition of Assets
On January 16, 2014, Merger Sub merged (the “Merger”) with and into GXS Group, Inc., a Delaware corporation (“GXS”), with GXS surviving the Merger as a wholly-owned subsidiary of OpenText, pursuant to that certain Agreement and Plan of Merger, dated as of November 4, 2013 (the “Merger Agreement”), by and between OpenText, Merger Sub, GXS and Global Acquisition LLC, solely in its capacity as the stockholders’ representative.
OpenText paid $1.065 billion in cash consideration (of which approximately $887.9 million was used to repay outstanding indebtedness of GXS and approximately $29.3 million to pay certain GXS transaction and other related costs), and approximately $53.7 million for the working capital of the business. $60 million of this cash consideration is subject to customary escrow terms and conditions for a period of time post-closing. Pursuant to the Merger Agreement, OpenText also agreed to issue to the GXS preferred stockholders an aggregate of $100 million worth of OpenText common shares based on an average trading-price for the 10 days ended January 14, 2014, but at a price no lower than $69.73 per common share and no higher than $77.07 per common share. Given the applicable trading average, the OpenText common shares were issued based on a deemed price of $77.07 per share, resulting in the issuance of 1,297,521 shares, or approximately 2.2% of OpenText’s outstanding shares. The aggregate value of these common shares, based on the closing share price as traded on NASDAQ on January 15, 2014, was approximately $117.7 million. The 1,297,521 OpenText common shares were issued as consideration only to preferred stockholders whose status as “accredited investors” was verified under the U.S. Securities Act of 1933, as amended, as determined in accordance with the Merger Agreement. To the extent any preferred stockholder of GXS was not verified as an accredited investor, such preferred stockholder received an amount of cash determined pursuant to the Merger Agreement in lieu of OpenText common shares, while the cash consideration payable to a GXS preferred stockholder that was verified as an accredited investor was reduced by the deemed value of the OpenText common shares such preferred stockholder received pursuant to the Merger Agreement. Immediately after the effective time of the Merger, the former GXS preferred stockholders that were verified as accredited investors owned approximately 2.2% of OpenText’s outstanding common shares as of January 15, 2014. As previously disclosed in the Current Report on Form 8-K filed by OpenText on November 5, 2013, holders of such issued common shares have certain rights under a registration rights agreement with OpenText.
The sources of the funds used in connection with the cash portion of the Merger consideration include $265 million of cash on hand and the $800 million borrowed under the Term Loan Facility described in Item 1.01 of this Current Report on Form 8-K.
A portion of the cash consideration in an aggregate amount equal to $887.9 million was or will be used to repay or redeem, and thereupon terminate, satisfy and/or discharge, GXS indebtedness, including under (i) the 9.75% Senior Secured Notes due 2015 (the “GXS Senior Notes”) issued under the Indenture, dated as of December 23, 2009, among GXS Worldwide, Inc., a Delaware corporation, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as collateral trustee, as amended; and (ii) the 14.20% Senior Subordinated Notes due 2017 issued under the Purchase Agreement, dated October 5, 2007, by and between GXS Holdings, Inc. and General Electric Capital Corporation, as amended. In addition, the Credit and Guaranty Agreement, dated as of December 23, 2009, among GXS Worldwide, Inc., a Delaware corporation, certain subsidiaries of GXS, as guarantors, the lenders party thereto from time to time, Wells Fargo Capital Finance, LLC, as administrative agent, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as collateral trustee, Wells Fargo Capital Finance, LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Barclays Capital, the investment banking division of Barclays Bank PLC, and J.P. Morgan Securities, Inc., as co-syndication agents, and Citigroup Global Markets Inc., as documentation agent, as amended, was or will be terminated upon cash collateralization of the approximately $11 million of letters of credit outstanding thereunder.
Concurrently with this Current Report on Form 8-K, GXS Worldwide, Inc. intends to file with the SEC a certification and notice of termination of registration on Form 15 requesting that the GXS Senior Notes be deregistered under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference and to the Current Report on Form 8-K filed by OpenText on November 5, 2013, as amended by the Form 8-K/A filed by OpenText on November 6, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above regarding the Term Loan Facility is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Securities.
A portion of the consideration delivered in connection with the Merger to the preferred stockholders of GXS that were verified as accredited investors consisted of 1,297,521 OpenText common shares. These OpenText common shares were issued pursuant to the exemption from registration pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Rule 506(c) thereunder.
The information contained in Item 2.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders
The information set forth under Item 1.01 above regarding limitations upon the payment of dividends under the Term Loan Facility is hereby incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure
On January 16, 2014, OpenText issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1. The website addresses of OpenText and GXS are included in the press release as inactive textual references only. The information contained on these websites is not part of the press release and shall not be deemed furnished to the SEC.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

All required financial statements with respect to GXS will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) within 71 calendar days from which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

All required pro forma information with respect to the Merger will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) within 71 calendar days from which this Current Report on Form 8-K must be filed.

(d)	Exhibits

Pursuant to the rules and regulations of the SEC, OpenText has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in such company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe OpenText’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 4, 2013, among Open Text Corporation, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein (incorporated by reference to Exhibit 2.1 of OpenText’s Current Report on Form 8-K/A filed on November 6, 2013)

10.1*
Credit Agreement, dated as of January 16, 2014, among Open Text Corporation, as guarantor, Ocelot Merger Sub, Inc., which on January 16, 2014 merged with and into GXS Group, Inc. which survived such merger, as borrower, the other domestic guarantors party thereto, the lenders named therein, as lenders, Barclays Bank PLC, as sole administrative agent and collateral agent, and with Barclays and RBC Capital Markets, as lead arrangers and joint bookrunners

99.1**	Press Release issued by Open Text Corporation on January 16, 2014
*Filed herewith
**Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 16, 2014	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 4, 2013, among Open Text Corporation, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein (incorporated by reference to Exhibit 2.1 of OpenText’s Current Report on Form 8-K/A filed on November 6, 2013)

10.1*
Credit Agreement, dated as of January 16, 2014, among Open Text Corporation, as guarantor, Ocelot Merger Sub, Inc., which on January 16, 2014 merged with and into GXS Group, Inc. which survived such merger, as borrower, the other domestic guarantors party thereto, the lenders named therein, as lenders, Barclays Bank PLC, as sole administrative agent and collateral agent, and with Barclays and RBC Capital Markets, as lead arrangers and joint bookrunners

99.1**	Press Release issued by Open Text Corporation on January 16, 2014
*Filed herewith
**Furnished herewith